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                                                                   EXHIBIT  8.1


                  LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2003


1) DIRECT INTEREST

NAME OF THE COMPANY           PLACE OF INCORPORATION        COUNTRY
Telerj Celular S.A.            Rio de Janeiro - RJ          Brazil
Telest Celular S.A.                Vitoria - ES             Brazil